Exhibit 10.8

Execution Version

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”), made by and between Denali Holding Inc., a Delaware corporation (the “Company”), and Michael S. Dell (the “Optionee”), is effective as of November 25, 2013 (the “Grant Date”). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Denali Holding Inc. 2013 Stock Incentive Plan (as amended pursuant to this Agreement, the “Plan”).

WHEREAS, the Company has entered into that certain employment agreement (the “Employment Agreement”) by and among Dell, the Company and the Optionee, dated October 29, 2013; and

WHEREAS, pursuant to Section 4 of the Employment Agreement, the Company has agreed to grant to the Optionee an option to purchase 10,909,091 shares of the Series A Common Stock, par value $0.01 per share, of the Company (the “Shares”); and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to grant to the Optionee the Option (as defined below) pursuant to the terms and conditions set forth in this Agreement and the Plan, and the Company and the Optionee hereby agree that the grant of the Option is in full satisfaction of the Company’s obligations under Section 4 of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meaning set forth in the Plan.

(a) “Cause” shall have the meaning ascribed to such term in the Sponsor Stockholders Agreement.

(b) “Change in Control” shall have the meaning ascribed to such term in the Employment Agreement.

(c) “Dell Board” means the board of directors of Dell.

(d) “Disability” shall have the meaning ascribed to such term in the Sponsor Stockholders Agreement.

(e) “IPO” shall have the meaning ascribed to such term in the Sponsor Stockholders Agreement.

(f) “Sponsor Stockholders Agreement” shall have the meaning ascribed to such term in the Employment Agreement.

(g) “Vesting Commencement Date” means October 29, 2013.

ARTICLE II

GRANT OF OPTIONS

Section 2.1. Grant of Option. For good and valuable consideration, on and as of the date hereof, the Company irrevocably grants to the Optionee an Option to purchase any part or all of an aggregate number of 10,909,091 Shares, subject to the adjustment as set forth in Section 2.3 hereof (the “Option”).

Section 2.2. Exercise Price.

Subject to Section 2.3 hereof, the per Share exercise price of the Shares covered by the Option shall be $13.75 (the “Option Price”).

Section 2.3. Adjustments to Option.

The Option shall be subject to adjustment pursuant to Section 9 of the Plan.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1. Vesting and Commencement of Exercisability.

(a) General. Subject to the Optionee’s continued employment with the Company and its Affiliates and/or continued service as a member of either the Board or the Dell Board, on each applicable anniversary of the Grant Date, the Option shall vest and become exercisable with respect to 20% of the Shares subject to the Option on each of the first, second, third, fourth and fifth anniversaries of the Vesting Commencement Date.

(b) Accelerated Vesting upon Change in Control. If a Change in Control occurs at any time during the Optionee’s continued employment with the Company and its Affiliates and/or continued service as a member of either the Board or the Dell Board, the Option shall vest and become immediately exercisable with respect to all of the Shares subject thereto immediately prior to such Change in Control.

(c) Termination. No portion of the Option shall vest and become exercisable as to any additional Shares upon or following the latest of (i) the date on which the Optionee’s employment with the Company and its Affiliates terminates for any reason, (ii) the date on which the Optionee ceases to serve as a member of the Board, and (iii) the date on which the Optionee ceases to serve as a member of the Dell Board (the latest such date, the “Termination Date”). The portion of the Option that is unvested and unexercisable as of the Termination Date shall immediately expire upon the Termination Date without consideration or payment therefor.

Section 3.2. Expiration of Option.

The Optionee may not exercise the exercisable portion of the Option to any extent after the first to occur of the following events:

(a) the tenth anniversary of the Grant Date;

(b) the expiration of the 90-day period following the latest of (i) the date on which the Optionee resigns his employment with the Company and its Affiliates, (ii) the date on which the Optionee’s employment with the Company and its Affiliates is terminated by Dell for Cause, (iii) the date on which the Optionee ceases to serve as a member of the Board, and (iv) the date on which the Optionee ceases to serve as a member of the Dell Board (unless, in the case of the preceding clauses (iii) and (iv), such cessation of service was the result of the Optionee’s death or in connection with a termination of employment due to Disability, in which case Section 3.2(c) below shall apply); or

(c) the expiration of the nine (9) month period following the date on which the Optionee’s continued employment with the Company and its Affiliates and continued service as a member of both the Board and the Dell Board is terminated due to the Optionee’s death or Disability.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1. Person Eligible to Exercise.

Except as otherwise permitted by the Committee in writing or by the Sponsor Stockholders Agreement, the Optionee is the only Person that may exercise the exercisable portion of the Option, unless and until the Optionee dies or suffers a Disability. After the Disability or death of the Optionee, the exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.2 hereof, be exercised by the Optionee’s personal representative, guardian or by any person empowered to do so under the Optionee’s will or under the then Applicable Laws of descent and distribution or, if applicable, under a trust or other estate planning vehicle to which the Option was transferred for the benefit of the Optionee’s immediate family.

Section 4.2. Exercisability of Option.

Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole Shares only. For the avoidance of doubt, the Option shall not be exercisable with respect to any of the Shares subject thereto prior to the date (if any) the Option has vested with respect to such Shares in accordance with Section 3.1.

Section 4.3. Manner of Exercise.

Any exercisable portion of the Option may be exercised solely by delivering to the Office of the Secretary of the Company at the Company’s principal office, all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

(a) notice in writing signed by the Optionee or the other Person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee; provided, that such rules do not impose any substantive requirements on the Optionee which are inconsistent with the terms of this Agreement or the Plan;

(b) full payment of the aggregate Option Price for the Shares with respect to which such Option or portion thereof is exercised (i) in cash (by check or wire transfer or a combination of the foregoing), (ii) a “net exercise” method whereby the Option Price for the Shares being exercised is satisfied by the Company withholding from the Shares otherwise issuable to the Optionee, that number of Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the product of (x) the Option Price and (y) the number of Shares with respect to which the Option is being exercised, or (iii) any combination of the foregoing methods, as elected by the Optionee;

(c) a bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other Person then entitled to exercise such Option or portion thereof, stating that the Shares are being acquired for the Optionee’s own account, for investment and without any present intention of distributing or reselling said Shares or any of them except as may be permitted under the Securities Act; provided, however, that the Committee may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations;

(d) full payment to the Company or any of its Affiliates, as applicable, of all amounts which, under federal, state, local and/or non-U.S. law, such entity is required to withhold upon exercise of the Option; provided, that, at the Optionee’s election, such withholding obligation may be satisfied by the Company withholding from the Shares otherwise issuable to the Optionee that number of Shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, equal to such withholding tax obligation (but in no event more than the minimum required tax withholding); provided, further, that, the Optionee’s right to elect such share withholding shall be subject to any limitations imposed under Delaware law or other Applicable Law and/or under the terms of any preferred stock, debt financing arrangements or other indebtedness of the Company or its Subsidiaries (including any such limitations resulting from the Company’s Subsidiaries being prohibited or prevented from distributing to the Company sufficient proceeds or funds to enable the Company to repurchase Common Stock in accordance with Delaware law or other Applicable Law and/or the then applicable terms and conditions of such arrangements); and

(e) in the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any Person or Persons other than the Optionee, appropriate proof of the right of such Person or Persons to exercise the Option.

Without limiting the generality of the foregoing, any subsequent transfer of Shares shall be subject to the terms and conditions of the Sponsor Stockholders Agreement and the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired on exercise of the Option does not violate the Securities Act. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the subsequent transfer of the Shares to be issued pursuant to such exercise has been registered under the Securities Act, and such registration is then effective in respect of such Shares.

Section 4.4. Conditions to Issuance of Shares.

The Company shall not be required to record the ownership by the Optionee of Shares purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a) the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable; and

(b) the lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience (which period shall not exceed four (4) business days if established for administrative convenience) or as may otherwise be required by Applicable Law.

Section 4.5. Rights as Stockholder.

No later than four (4) business days following the date on which the Optionee exercises the Option (or portion thereof) in a manner satisfying Section 4.3, the Optionee shall have all rights and privileges of stockholders of the Company in respect of the Shares acquired upon such exercise and in no event shall the Optionee have such rights and privileges until the earlier of the date such Shares are issued or the date that is four (4) business days following the date on which the Optionee exercises the Option (or any portion thereof).

ARTICLE V

MISCELLANEOUS

Section 5.1. Administration.

Subject to the terms of the Plan and this Agreement, the Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. With respect to this Option, the following two sentences set forth in Section 3 of the Plan shall not apply: “The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).” No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2. Option Not Transferable.

Except as otherwise permitted by the Committee in writing, neither the Option nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, to the extent permitted by Applicable Law, this Section 5.2 shall not prevent transfers by will or by the Applicable Laws of descent and distribution.

Section 5.3. Applicability of the Plan and the Sponsor Stockholders Agreement.

The Option is not granted under the Plan but (i) the Option shall be subject to all applicable terms and provisions of the Plan and (ii) the Shares issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Sponsor Stockholders Agreement. In the event of any conflict between this Agreement and the Plan, the terms of this Agreement shall control and, with respect to the Option and all Shares issuable thereunder, all references to “Shares” in the Plan shall be deemed to refer to Shares as defined in this Agreement and all references to the “Management Stockholders Agreement” in the Plan shall be deemed to be references to the Sponsor Stockholders Agreement. In the event of any conflict between this Agreement or the Plan and the Sponsor Stockholders Agreement, the terms of the Sponsor Stockholders Agreement shall control.

Section 5.4. Notices.

Any notice to be given under the terms of this Agreement shall be contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or a nationally-recognized overnight courier, which shall be addressed, in the case of the Company to the Office of the Secretary; and if to the Optionee, to the address, e-mail address or facsimile number appearing in the personnel records of the Company or any of its Affiliates, as applicable. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 5.4. Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the business day during which such normal business hours next occur if not given during such hours on any day, and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 5.4, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Company and the Optionee hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by electronic transmission addressed to the e-mail address or facsimile number of the Company and the Optionee, as applicable, as provided herein.

Section 5.5. Titles; Interpretation.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. Defined terms used in this Agreement shall apply equally to both the singular and plural forms thereof. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The term “hereunder” shall mean this entire Agreement as a whole unless reference to a specific section or provision of this Agreement is made. Any reference to a Section, subsection and provision is to this Agreement unless otherwise specified.

Section 5.6. No Right to Employment or Additional Options or Stock Awards.

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employment or service of the Company and its Affiliates, or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which are hereby expressly reserved, to terminate the employment or service of the Optionee at any time for any reason whatsoever, with or without Cause, subject to the applicable provisions of the Employment Agreement. Neither the Optionee nor any other Person shall have any claim to be granted any additional Options or any other Stock Awards and there is no obligation under the Plan for uniformity of treatment of Participants, or holders or beneficiaries of Options or other Stock Awards. The terms and conditions of the Option granted hereunder or any other Stock Award granted under the Plan or otherwise and the Committee’s determinations and interpretations with respect thereto and/or with respect to the Optionee and any other Participant need not be the same (whether or not the Optionee and any such Participant are similarly situated).

Section 5.7. Tax-Related Items.

In accepting the grant, the Optionee acknowledges that, regardless of any action the Company or its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Optionee is and remains the Optionee’s responsibility, and the Optionee shall pay to, and indemnify and keep indemnified, the Company and its Affiliates from and against Tax-Related Items legally due by the Optionee that are attributable to the exercise of, or any benefit derived by the Optionee from, the Option and that the Company and its Affiliates (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Agreement, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise or the receipt of any dividends with respect to such Shares; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items.

Section 5.8. Governing Law.

This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of law principles thereof.

[Signature on next page.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

DENALI HOLDING INC.

By:	/s/ Samuel A. Guess
	Name:	Samuel A. Guess
	Title:	VP, Global Compensation and
Benefits

OPTIONEE

/s/ Michael S. Dell

Michael S. Dell

[Signature Page to Michael S. Dell Option Agreement]